CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1, and any amendments thereto, to be filed by Contour Medical, Inc. of our Auditors' Opinion dated January 21, 1994, accompanying the Financial Statements of Contour Medical, Inc. As of December 31, 1993 and 1992, and to the use of our name under the caption "Experts" in the Prospectus.


/s/ Pender Newkirk & Company
Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
December 11, 1995